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                              PERINTON HILLS OFFICE PARK

                               Standard Lease Agreement

    This Lease made as of the 18TH day of MARCH, 1994, between PERINTON HILLS, a New York Limited Partnership, having an office for the transaction of business at 250 WillowBrook Office Park, Fairport, New York, 14450, hereinafter called "Landlord", and EMCO MOTOR HOLDINGS, INC., a Delaware Corporation, having an office at 153 East 53rd Suite, New York, New York 10022 hereinafter called "Tenant".

                                W I T N E S S E T H :

                                      ARTICLE 1

                                  PREMISES AND TERM

    SECTION 1.01 Landlord hereby leases to Tenant, and Tenant hereby hires and takes from the Landlord the following described premises (sometimes herein referred to as the "Demised Premises") located in the Perinton Hills Office Park (the "Park") in the Town of Perinton, County of Monroe, in Building 800 No. 800 (the "Demised Premises"),* as shown on Exhibit A attached hereto and made a part hereof, together with the right in common with other Tenants to use parking areas and common areas contiguous to or a part of the Building of which the Demised Premises form a part, (the "Building") to be constructed as set forth herein and to be used and occupied by the Tenant for offices and for no other purpose.** [*to consist of 6839 rentable square feet at the commencement of the demised term] [**Landlord represents that to the best of its knowledge and belief, the Building and the


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Demised Premises are now and will be at the time of the commencement of the demised term in compliance with all applicable New York State and Town of Perinton building codes and ordinances, is in substantial compliance with the Americans with Disabilities Act and that neither the Building nor the Demised Premises contain any toxic or "Hazardous Wastes".]

    SECTION 1.02 The Demised Premises shall include the area bounded by: the center line of any walls common to adjacent tenants, the Building Common Area side of any wall adjoining Building Common Areas (but not the surface thereof), the line established by the exterior face of the exterior walls of the Building (but not the surface thereof), the concrete floor surface and the lower surface of the next higher floor (or roof). Landlord reserves unto itself, its successors and assigns, the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Demised Premises in locations which will not materially interfere with Tenant's use of the Demised Premises.*** No right to use any part of the exterior of the Building and no easement for light or air are included in the Lease of the Demised Premises hereby made. [***Landlord agrees, in making any said repairs, replacements, etc., to cause as little disruption or inconvenience to Tenant as possible.]

    SECTION 1.03 "Building Common Areas" shall be defined to mean all areas, space, equipment, signs and special services provided by Landlord specifically for the Building or for the


                                         -2-

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common or joint use and benefit of all the tenants in the Building, their employees, agents, customers, visitors and other invitees, including without limitation hallways, corridors, trash rooms, mechanical and electrical rooms, storage rooms, stairways, entrances, elevators, rest rooms, lobbies, stairs, loading docks, pedestrian walks, roofs and basements, janitor's and storage closets within the Building and all other common rooms and common facilities within the Building.

    SECTION 1.04 Landlord shall, at its cost and expense (except as otherwise specified), construct the Demised Premises for Tenant's use and occupancy in accordance with the terms and provisions of Exhibit B which is attached hereto and made a part hereof. Any work in addition to any of the items specifically enumerated in said Exhibit B shall be performed by Tenant at its own cost and expense, or if Landlord installs or constructs any of such additional work in the Demised Premises at Tenant's request, it shall be paid for by Tenant within fifteen (15) days after receipt of a bill therefor at cost, plus twenty percent (20%).

    SECTION 1.05  To have and to hold the Demised Premises for a term of five
(5)* lease years, or until such term shall sooner cease and terminate, as hereinafter provided, said term to commence* on the 1st day of May, 1994, and to end on the 30th day of April, 1999. In the event the Lease term commences on a date other than May 1, 1994, then the Lease term will expire five (5) years from the last day of the first full month after the term


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commences.  [* Notwithstanding the foregoing, Tenant shall not be required to pay rental prior to the commencement of the demised term and the demised term shall not commence until the Demised Premises are ready for occupancy (as defined in Paragraph 5 of Rider 1).]

                                      ARTICLE 2

                                         RENT

    SECTION 2.01  Tenant covenants to pay an annual rent as follows:

A. For the period May 1, 1994, through December 31, 1994, the sum of $5207.41 per month;


B. For the period January 1, 1995, through April 30, 1995, the sum of $6924.14 per month;

C. For the period May 1, 1995, through April 30, 1996, the annual rent of $86,509.20 payable in equal monthly installments of $7209.10;

D. For the period May 1, 1996, through April 30, 1997, the annual rent of $89,928.72 payable in equal monthly installments of $7494.06 and

E. For the period May 1, 1997, through the end of the demised term, the annual rent of $107,026.20 payable in equal monthly installments of $8,918.85.

    Said rent shall be payable in advance on the first day of each and every calendar month during the term hereof; except that the rent for the first month of the term and for any period prior to the first complete calendar month shall be payable upon execution of this Lease. The last monthly installment payment shall include rent for the last calendar month plus rent for the remaining days to the end of the term. Rent for any period of


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less than one (1) month shall equal 1/30th of the monthly rental for each day of such period.

    SECTION 2.02 The Tenant will pay said rent, in U.S. legal tender, in advance without setoff, deduction or demand to Landlord at 250 WillowBrook Office Park, Fairport, New York, 14450, or to such other person or to such other place as Landlord shall designate in writing.

                                      ARTICLE 3

                            CARE AND SURRENDER OF PREMISES

    SECTION 3.01 The Tenant will take good care of the Demised Premises, fixtures and appurtenances, and all alterations, additions and improvements to either; will repair all damage to the same resulting from the negligence or willful acts of the Tenant, its employees, agents or visitors; will suffer no waste or injury; will execute and comply* with all laws, rules, orders, ordinances and regulations at any time issued or enforced by any lawful authority, applicable to the Tenant's use or occupancy of the Demised Premises; will repair, at or before the end of the term, all injury done by the installation or removal of furniture and property and at the end of the term will quit and surrender the Demised Premises in good order and condition, subject to normal wear and tear or damage by casualty or the elements. [* Notwithstanding the foregoing, Tenant, in so complying, shall not be required to make structural repairs to the Building or the Demised Premises unless caused by Tenant's SPECIFIC use (i.e.


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unique to Tenant and not reasonably anticipated for a "normal" corporate use).]

                                      ARTICLE 4

                         ASSIGNMENT, SUBLETTING AND RECAPTURE

    SECTION 4.01 The Tenant will not sell, assign, mortgage or transfer this Lease, or sublet or rent the premises or any part thereof, or permit the same or any part thereof to be used or occupied by anybody other than the Tenant or the Tenant's employees, without the prior written consent of the Landlord, which Landlord agrees not to unreasonably withhold, and the Tenant will not vacate or abandon the Demised Premises. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this paragraph and the following paragraphs shall be of no effect and void.

    If Tenant shall desire to sublet the Demised Premises, Tenant shall give written notice thereof to Landlord requesting Landlord's consent thereto which notice shall set forth a proposed commencement date ("Proposed Effective Date") of the sublease term, which is not less than 15 nor more than 90 days after the sending of said notice and attached to said notice shall be a copy of the proposed sublease agreement and of all agreements collateral thereto. The form of said sublease agreement shall be subject to Landlord's reasonable approval and, among other things, the subtenant shall agree to be bound by all of the terms and provisions contained in this Lease Agreement. Landlord, within 10 business days after receipt of said notice


                                         -6-

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shall give Tenant written notice of Landlord's consent or lack of consent to
Tenant's said request.

    If Landlord so withholds said consent by notice thereof** (or if said sublet shall occur by order of any court), Landlord may, in the same notice, within 10 business days of Tenant's written notice to sublet, recapture the space described in the sublease. If such recapture notice is given, it shall serve to cancel and terminate this lease with respect to the proposed sublease space, or, if the proposed sublease space covers all the Demised Premises, it shall serve to cancel and terminate the entire term of this lease, in either case, as of the Proposed Effective Date as fully and completely as if that date had been definitely fixed for the expiration of the term of this Lease; provided, however, that no termination of this Lease with respect to part or all the Demised Premises shall become effective without the prior written consent, where necessary, of the holder of each mortgage* to which this Lease is then subject. If this Lease be terminated pursuant to the foregoing with respect to less than the entire Demised Premises, the rent, additional rent and the escalation percentage provisions of this Lease shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. [* When said consent is required by the mortgage documents.] [**In which case Landlord shall be required to give in said notice the reasons for not so consenting. If Landlord fails to respond to Tenant's said notice within five (5)


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business days of Landlord's receipt of said notice then Landlord shall be deemed to have consented.]

    In the event of any sublease of all or any portion of the Demised Premises where the rental reserved in the sublease exceeds the rental or pro rata portion of the rental, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as additional rent, at the same time as the monthly installments of rent hereunder, the excess*** of the rental reserved in the sublease over the rental reserved in this Lease applicable to the subleased space. [***After deducting Tenant's reasonable costs incurred in said subletting (but said costs shall not include fees, etc., paid to Tenant, Tenant's employees or entities in which Tenant or Tenant's employees have an ownership interest).]

    If this Lease be assigned, sublet or transferred in any manner whatsoever, such assignment or transfer shall be upon and subject to all of the covenants, provisions and conditions contained in this Lease and, notwithstanding any consent by the Landlord to any such assignment or transfer or any subletting by the Tenant, the Tenant shall continue to be and remain the primary obligaor hereunder. Any consent by the Landlord to any such assignment, transfer, subletting or other matter or thing contained in this paragraph shall not in any way be construed to relieve the Tenant from obtaining the prior consent of the Landlord to any other or further such assignment, transfer, subletting, matter or thing.


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                                      ARTICLE 5

                             ALTERATIONS, ADDITIONS, ETC.

    SECTION 5.01 The Tenant will not make or permit anyone to make any alterations, improvements or additions in or to the Demised Premises,* or install any equipment of any kind that will require any alteration or addition to, or the use of, the water, heating, air conditioning or electrical or other building systems or equipment, without the prior written consent** of the Landlord and then only by contractors approved by Landlord which approval Landlord agrees not to unreasonably withhold or delay. Further, a condition precedent to any contractor performing work, labor or services on or about the Building or the Demised Premises shall be the receipt by Landlord of a Certificate of Insurance evidencing that the contractor is appropriately insured in accordance with the regulations of the Landlord and that the Landlord and such other parties as Landlord has designated as having an insurable interest have been named as additional insureds. [*Provided Tenant is not in default herein, Tenant may make said alterations, improvements and additions without Landlord's consent provided the aggregate cost of same, in any one lease year, does not exceed $1,000.00.] [**which consent will not be unreasonably withheld or delayed.]

    SECTION 5.02 If Landlord shall grant its consent, prior to the commencement of any said alterations, additions or improvements, Tenant shall provide Landlord Certificates evidencing the insurance coverage and limits required by Exhibit


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B for all contractor and/or subcontractors working in or about the Building or the Demised Premises.

    SECTION 5.03 For any said alterations, additions or improvements which exceed $5,000 in cost, Landlord, as a condition of granting its said consent, may require that Tenant deliver to Landlord a payment bond which will be in sufficient amount and issued by a reputable bonding company to guarantee payment of the cost of said alterations, additions or improvements.

    If any such alterations or improvements are made without such consent, the Landlord may correct or remove them, and the Tenant shall be liable for any and all expense incurred by the Landlord in the performance of this work. Any such alterations, additions or improvements to the Demised Premises which are made with the Landlord's prior written consent shall immediately become the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the end of the term. The Landlord may however, at or prior to the end of the term by written notice to such effect, require the Tenant to remove all or any part of such alterations, additions, or improvements, and in such event the tenant shall promptly remove the same at its expense and shall, at or prior to the end of the term, repair all damage to the premises caused by such removal and return the Demised Premises, at Landlord's option, to the same condition they were in prior to said alterations, additions, or improvements. Tenant, at the time requesting Landlord's said


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consent to any said alteration or repair may, in said consent, require Landlord to then elect whether or not Tenant shall be responsible for so removing said alterations, additions, or improvements.* [*Tenant shall not be required to remove any leasehold improvements installed by Landlord, at Landlord's expense, at or before the commencement of the lease term.]

                                      ARTICLE 6

                                        SIGNS

    SECTION 6.01 The Tenant will not premit or suffer any signs, advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the Demised Premises, or in the Building, except on the directory board to be provided by the Landlord and on the entrance doors of the Demised Premises, and then only of such size, color and style as the Landlord may approve. Tenant agrees to reimburse Landlord for the cost of said signs but said amount shall not exceed Three Hundred-fifty Dollars ($350.00).

                                      ARTICLE 7

                                       SERVICES

    SECTION 7.01 The Demised Premises shall be furnished with a reasonable amount of electricity for lighting and ORDINARY business applicances (as herein defined) and, subject to the following, and to any laws, statutes, ordinances or regulations having jurisdiction thereof, such heat and air conditioning as may be required for the reasonably comfortable occupation of the


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premises (7:30 a.m. to 6:00 p.m. each Monday through Friday and from 7:30 a.m.
to 1:00 p.m. each Saturday, excluding holidays) and domestic water for a drinking fountain in the common area of the Building. "Ordinary business appliances" shall be defined to include only equipment which (i) are maintained in an "on" or operating mode only during the hours of 7:30 a.m. to 6:00 p.m., Monday through Friday and Saturday 7:30 a.m. to 1:00 p.m. and (ii) do not require more than a 20 amp electrical circuit and (iii) do not consume more than 100 watts when idle or 200 watts when operating. Further, notwithstanding the provisions of the preceding sentence, Landlord shall not be responsible for providing air conditioning required due to Tenant having or using within the Demised Premises any said equipment, heat producing machine or equipment or to provide air conditioning required due to heat produced by Tenant occupying the premises with a density exceeding one person for every 150 square feet of rentable space. Landlord shall not be responsible for any affect and/or disruption in the heating or air conditioning system serving the Demised Premises because of the presence of said machines, equipment or said density of occupation exceeding one person per 150 square feet of rentable space. Notwithstanding the foregoing but subject to the terms therein contained, Tenant may have within the Demised Premises word processors, personal computers, printers, computer terminals, copy machines and a refrigerator. If any said equipment or "supplemental" air conditioning as hereinafter referred to, the installation which Landlord hereby


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consents to, consumes electricity greater than the said 100 watts when idle or
200 watts when operating, Landlord may require Tenant, at Tenant's sole cost and expense to install a separate electrical meter and to pay for the electrical consumption to operate said equipment and if said equipment produces such heat so that "supplemental" air conditioning would be reasonably necessary, then Tenant, at Tenant's sole cost and expense, shall supply and install such "supplemental" air conditioning the electrical consumption for which shall also be separately metered and paid for by Tenant as aforesaid. Landlord shall not be liable for failure to furnish any of the foregoing when such failure is caused by accidents or conditions beyond the control of Landlord, or by repairs, labor disputes or labor disturbances, of any character, whether resulting from or caused by acts of Landlord or otherwise; nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or inconnection with or incidental to the furnishing of any of the foregoing, nor shall any such failure relieve Tenant from the duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant.* ** *** [* Notwithstanding the foregoing, Tenant shall have access to the Demised Premises, 24 hours a day, 7 days a week.] [** See Rider 1, Paragraph 3.] [*** Tenant will not be charged by Landlord for after hours air conditioning use.]


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                                      ARTICLE 8

                                  LANDLORD'S REPAIR

    SECTION 8.01 Subject to any other provision or term herein to contrary, Landlord shall maintain in good repair the (a) structural parts of the Building;
(b) electrical, plumbing and sewerage systems serving the Building (except to the extent there is or will exist within the Demised Premises, running water, sinks, plumbing, lines and connections, disposal(s), refrigerators, freezer(s), Tenant agrees to maintain and keep in repair the same at its sole cost and expense but, if said equipment was supplied by Landlord, Landlord agrees to make available to Tenant, all manufacturer's warranties applicable to said items);
(c) subject to the provisions of Article 7 above, the heating, ventilating and air conditioning supplied by Landlord serving the Demised Premises (Tenant, at its sole cost and expense, shall service and repair any supplemental air conditioning, heating and ventilating equipment required by Tenant); (d) ceiling and Landlord supplied lighting in the Demised Premises except Landlord shall be responsible for supplying and installing bulbs within the Demised Premises only for the 2'x4' parabolic recessed fluorescent light fixtures referred to herein;
(e) the Building, its common areas, landscaping and snowplowing its parking facilities and exterior, and all of the Building systems in a manner commensurate with a "Class A" office building; except Tenant shall be responsible for and pay for any repairs required due to the negligence, misuse,


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or willful misconduct of Tenant, Tenant's employees, agents, representatives, contractors, visitors _____________. Landlord shall not be responsible for the repair or maintenance of any Tenant supplied or Tenant paid for item or equipment.

                                      ARTICLE 9

                                       NOTICES

    SECTION 9.01 In every case, when under the provisions of this Lease, it shall be necessary or desirable for the Landlord to serve any notice or demand on the Tenant, such notice or demand shall be served personally or by Certified Mail, Return Receipt Requested, addressed to the Tenant at the Demised Premises, and any such notice or demand to be given to the Landlord shall be delivered personally and by Certified Mail, Return Receipt Requested addressed to the Landlord at 250 Willow-Brook Office Park, Fairport, New York, 14450; or such other address as either may designate in writing.

                                      ARTICLE 10

                          INSPECTION AND SHOWING OF PREMISES

    SECTION 10.01 The Landlord shall have the right at all reasonable times during the term of this Lease to enter the Demised Premises for the purpose of examining or inspecting the same, providing services or maintenance, or making such repairs or alterations therein and the Landlord may exhibit the Demised Premises to prospective new tenants. In exercising its rights under this paragraph, Landlord agrees, as much as reasonably


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possible, to cause Tenant as little inconvenience as possible and if reasonable, and unless otherwise directed by Tenant, to conduct such examination, showing or inspection, during Tenant's normal business hours. See Rider 1, Paragraph 4.

                                      ARTICLE 11

                                      INSURANCE

    SECTION 11.01 The Tenant agrees to maintain in full force throughout the demised term, at its own cost and expense, one or more policies of public liability and property damage insurance having a combined single limit of One Million Dollars ($1,000,000.00) which, up to the maximum liability amounts thereof, insure the Tenant and the Landlord (and such other person(s) designated by the Landlord having an insurable interest) against liability for injury to persons occurring (or death) and/or property of any person or persons in the Demised Premises. The insurance required by this Section shall be primary insurance and the insurer shall be liable for the full amount of the loss up to and including the total limit of liability as set forth in the declarations without the right of contribution from any other insurance coverage held by Tenant.

    SECTION 11.02 During the lease term Tenant shall maintain in full force on all its fixtures and equipment in the Demised Premises a policy or policies of fire insurance insuring Landlord and Tenant with standard extended coverage endorsements to the extent of at least eighty percent (80%) of their insurable value

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containing the proper co-insurance provisions to prevent Tenant from being a co-
insurer.

    SECTION 11.03 All insurance required to be secured by the Tenant in accordance with this Article 11 shall be obtained from insurance companies licensed to do business in the State of New York and Certificates of said insurance shall be furnished by the Tenant to the Landlord each of which policies shall be endorsed to provide that thirty (30) days notice of cancellation or amendment will be given to the Landlord. Upon Tenant's failure to procure such insurance or to cause Tenant's vendors/contractors to procure said insurance as required in Section 11.07 below, as the case may be, and deliver the policy or policies or certificates therefor to the Landlord prior to the commencement of the term hereunder or, in the case of any said vendors/contractors, prior to the commencement of any said work, labor or services, or thirty (30) days before the expiration of any policy delivered to the Landlord, the Landlord may, at its option, obtain such insurance or any of same and the premium therefor shall be deemed to be and be paid as additional rent at the next rent payment day.

    SECTION 11.04 Landlord shall keep the Building containing the Demised Premises insured against loss or damage by fire with extended coverage endorsement in an amount not less than eighty (80%) of the full insurable value thereof.

    SECTION 11.05 Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will

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invalidate or be in conflict with the certificate of occupancy or the terms of the New York State standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the building and/or the fixtures, equipment and property therein. Tenant shall, at its own expense, comply* with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction provided same relate to its use or occupancy of the Demised Premises and shall not knowingly do or permit anything to be done in or upon the Demised Premises or bring or keep anything therein or use the Demised Premises in a manner which increases the rate of insurance upon the Building or any property or equipment located therein over the rate in effect at the commencement of the term of this Lease. [* Notwithstanding the foregoing, Tenant, in so complying, shall not be required to make structural repairs to the Building or to the Demised Premises unless caused by Tenant's SPECIFIC use (i.e. unique to Tenant and not reasonably anticipated for a "normal" corporate use).]

    SECTION 11.06 If because of anything done, caused or permitted to be done or omitted by Tenant the rate of liability, fire, boiler, sprinkler, water damage or other insurance with all extended coverage on the Building or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by other tenants and subtenants in the Building which

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shall have been charged because of the aforesaid reasons and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord or such other tenants or subtenants.

    SECTION 11.07 Tenant agrees to cause any vendors*/contractors doing work, labor or services, on or behalf of Tenant, in or about the Demised Premises to maintain while performing said work, labor or services, at their own cost and expense, one or more policies of public liability and property damage insurance having a combined single limit of One Million Dollars ($1,000,000.00) which, up to the maximum liability amounts thereof, insure the said vendor/contractor, Tenant and the Landlord (and such other person(s) designated by the Landlord having an insurable interest) against liability for injury to persons occurring (or death) and/or property of any person or persons in or about the Demised Premises. The insurance required by this Section shall be primary insurance and the insurer shall be liable for the full amount of the loss up to and including the total limit of liability as set forth in the declarations without the right of contribution from any other insurance coverage held by Tenant. [* Except for moving contractors or construction contractors, etc., said insurance shall be required only of contractors/vendors who perform services, in any one lease year, that exceed, or will reasonably exceed, $500 in value.]


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                                      ARTICLE 12

                                RULES AND REGULATIONS

    SECTION 12.01 The Tenant shall observe faithfully and comply strictly with, the reasonable rules and regulations reasonable promulgated from time to time by the Landlord, as in the Landlord's reasonable judgment are necessary for the safety, care and cleanliness of the Building or for the preservation of good order therein but such rules and regulations shall not affect the substance of this agreement (as distinguished from the procedural and administrative considerations of the operation of the Demised Premises, the Building and the
Park). The Landlord shall not be liable to the Tenant for violation of such rules and regulations by any other Tenant, its servants, employees, agents, visitors or licensees. The current Rules and Regulations* are attached hereto and made a part hereof. Landlord shall not be responsible for the non-observance by any other Tenant of any said Rules and Regulations, or the covenants or agreements contained in any other lease, by any other Tenant of the Building, or its agents or employees. [* Which shall be uniform in their application by Landlord to all Tenants of the Building. Nothing herein shall be deemed to obligate Landlord to commence a legal action or proceedings against a Tenant of the Building either to enforce any said Rule or Regulation or to enjoin their violation.]


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                                      ARTICLE 13

                                    SUBORDINATION

    SECTION 13.01 This Lease shall be subordinate and subject at all times to all ground or underlying leases and to any mortgage covering the Building or which at any time hereafter shall be made, and to all advances made, or hereafter to be made, upon the security of any such mortgagee. See Rider 1, Paragraph 6.

                                      ARTICLE 14

                                       DEFAULT

    SECTION 14.01 If the Tenant shall at any time be in default continuing after fifteen days written notice thereof in the payment of any rent or any additional rent or any other payments required of Tenant hereunder, or any part thereof, without demand therefor, or if Tenant, after fifteen days written notice by Landlord to Tenant, shall be in default in any of the other covenants and conditions of this Lease to be kept, observed and performed by Tenant, or if Tenant shall vacate or abandon the premises during the term hereof, or if this leasehold interest shall be levied on or taken or attempted to be taken by execution, attachment, or other process of law, or if any execution or attachment shall be issued against Tenant, or any of Tenant's property in the Demised Premises, whereby the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, or if a receiver, assignee

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or trustee shall be appointed for Tenant or Tenant's property, or if this Lease shall by operation of law devolve upon or pass to any person or persons other than the Tenant, then in any of said cases, and subject to the provisions in
Section 14.02 below, the Landlord may:


         A.   [intentionally deleted]

         B. enter* into the Demised Premises, remove* Tenant's property and effects as elsewhere in the Lease provided, take* and hold* possession thereof, without such entry and possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations to pay rent and all its other obligations hereunder for the full term. Relet the Demised Premises or any part or parts thereof, either in the name of or for the account of Landlord or Tenant, for such rent and for such term and terms as Landlord may see fit, which term may, at Landlord's option, extend beyond the balance of the term of this Lease. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case Landlord may make such repairs, alterations** and additions** in or to the Demised Premises and redecorate** the same as it sees fit. Tenant shall pay Landlord any deficiency between the rent hereby reserved and covenanted to be paid and the net amount of the rents collected on such reletting, for the balance of the term of this Lease, as well as any expenses incurred by Landlord in such reletting, including, but not limited to reasonable attorneys' fees ("reasonableness" shall be based upon the amount of time and effort expended by the attorneys without regard to the amount in controversy), brokers' fees, the expense or repairing, altering** and adding to** and redecorating** the premises, and otherwise preparing the same for re-rental.
All such costs, other than the rental, shall be paid by Tenant upon demand by Landlord. Any deficiency in rental shall be paid in monthly installments, upon statements rendered by Landlord to Tenant, unless Landlord has declared the entire rental for the balance of the term due, as elsewhere in this Lease provided. Any suit brought to collect the amount of the deficiency for any one or more months shall not preclude any subsequent suit or suits to collect the deficiency for any subsequent months; [*Only in accordance with New York State statutory law.] [**Notwithstanding the foregoing, said costs shall not exceed $25,000.00.]

         C. require that upon any termination of this Lease, whether by lapse of time, the exercise of any option by Landlord to terminate the same, or in any other manner whatsoever, or upon any termination of this Lease, the Tenant shall at once surrender possession of the Demised Premises to the Landlord and immediately vacate the same, and remove all effects therefrom, except such as may not be removed under other provisions of this Lease. If Tenant fails to do so Landlord may forthwith re-enter said the Demised Premises, with or without process of law, and repossess itself thereof as in its former estate and expel and remove Tenant and any other persons and property therefrom, using such force as may be necessary, without being deemed guilty of trespass, eviction or forcible entry, without thereby waiving

Landlord's rights to rent or any other rights given Landlord under this Lease or at law or in the equity;

         D. if the Tenant shall not remove all effects from the Demised Premises as in this Lease provided, at Landlord's option, Landlord may remove any or all of said effects in any manner that Landlord shall choose and store the same without liability for loss thereof and Tenant will pay the Landlord, on demand, any and all expenses incurred in such removal and also storage of said effects for any length of time during which the same shall be in Landlord's possession or in storage; or Landlord may, at its option, without notice, sell any or all of said effects in such manner and for such price as the Landlord may deem best and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord, including the expenses of removal and sale;

         E.   [intentionally deleted]

         F. in the event of a breach, or threatened breach, by Tenant of any of the covenants or provisions of this Lease, have the right to enjoin any such breach or threatened breach; and

         G. declare the entire rental for the balance of the term or the entire term immediately due and payable at once.

    SECTION 14.02 Except for the nonpayment of rent, additional rent or any other charges or payment the responsibility of Tenant to make hereunder, Tenant shall not be in default upon the occurrence of any of the events referred to in
Section 14.01 above (except for the nonpayment of rent, additional rent or any other charge or payment the responsibility of Tenant to make hereunder) if, during the the said fifteen day notice period, Tenant cures said default. If, however, the said default shall be of such a nature that the same cannot be completely cured or remedied within said fifteen day period, then Tenant shall not be in default if, during the said fifteen day period Tenant shall have commenced to cure said default and thereafter continuously and diligently takes such action and actions as are necessary to cure said default at the earliest possible time but in no event, however, shall the time within which Tenant shall have to cure said default be extended beyond sixty (60) days from the giving of the said fifteen days notice.

    SECTION 14.03  Except for the fifteen days notice referred to in Section
14.01 above, Tenant expressly waives the service of any demand for payment of rent. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, in the event of eviction or dispossession of Tenant by Landlord under any provisions of this Lease. No receipt of monies by the Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Demised Premises after the termination in any way of this Lease or after the giving of any notice, shall reinstate, continue or extend the term of this Lease or affect any notice given to the Tenant prior to the receipt of such money, it being agreed that after final judgment for possession of the Demised Premises, the Landlord may receive and collect any rent or other amounts due Landlord and such payment shall not waive or affect said notice, said suit or said judgment.

    SECTION 14.04 The Tenant waives a trial by jury of any or all issues arising in any action or proceeding between the parties hereto, or their successors, arising out of or in any way connected with this Lease, or any of its provisions, the Tenant's use or occupancy of the Demised Premises and/or any claim of injury or damage.

    SECTION 14.05 Any and all rights and remedies which Landlord may have under this Lease and at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of said rights and remedies may be exercised at the same time or at different times and from time to time.

    SECTION 14.06 The Tenant covenants and agrees to pay on demand Landlord's expenses, including reasonable attorneys' fees ("reasonableness shall be based upon the amount of time and effort expended by the attorneys without regard to the amount in controversy), incurred in enforcing any obligation of the Tenant under the Lease or in curing any default by Tenant under this Lease.

    SECTION 14.07 If any of the aforesaid provisions or any other provision of this Lease shall be unenforceable or void, said provisions(s) shall be deemed eliminated and of no force and effect and the balance of this Lease shall continue in full force and effect. If any notice is required by law to be given, such notice shall be given.

    SECTION 14.08 The Landlord shall have the first lien on Tenant's interest in this Lease to secure the payment and performance of Tenant's obligation hereunder, prior and preferable to all other liens.

    SECTION 14.09 The Tenant shall not permit any mechanics' or materialmen's liens to be filed against the fee of the real property of which the Demised Premises from a part nor against the Tenant's leasehold interest in the Demised Premises. The Landlord shall have the right at all reasonable times to post and keep posted on the Demised Premises any notice which it deems necessary for protection from such liens. If any such liens are so filed, the Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by the Landlord with maximum permissible interest from the date of payment, but not to exceed 12% per annum, shall be deemed to be additional rent due and payable by the Tenant at once without notice or demand.

                                      ARTICLE 15

                           OCCUPANCY AFTER TERM EXPIRATION

    SECTION 15.01 If the Tenant shall continue to occupy the Demised Premises after the expiration of the said term, with the consent of the Landlord, such tenancy shall be from month to month, and in no event from year to year, upon the same terms and conditions, except the monthly rental shall be increased to 125% of the monthly rental for the last month of the demised term.

                                      ARTICLE 16

                                    EMINENT DOMAIN

    SECTION 16.01 If the whole or any part of the Demised Premises or the Building shall be taken or condemned by any competent authority under power of eminent domain for a public or quasi public use or purpose, then, at the option of either party, to be exercised by written notice to the other, the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public or quasi public use or purpose, and without an apportionment of the award, the Tenant hereby assigning to the Landlord all right and claim to the award. The current rent, however, in such case shall be apportioned. Landlord's said notice, to be effective, must be given to Tenant no later than thirty (30) days after Landlord's receipt of the "Notice of Taking". Tenant's said notice, to be effective, must be given to Landlord no later than thirty (30) days after Landlord gives Tenant notice of Landlord's receipt of the "Notice of Taking".

                                      ARTICLE 17

                                 FIRE, CASUALTY, ETC.

    SECTION 17.01 In the event that the Building be damaged or destroyed by fire, the elements or casualty, this Lease shall continue in full force and effect, but the Landlord, subject to there being adequate insurance proceeds available to Landlord for the full loss thereof, shall forthwith repair such damage or destruction, provided such repairs can be made under the laws and regulations of State, County, Federal or Municipal authorities; except that if said building is so damaged or destroyed to the extent of not less than one-third (1/3) of the replacement cost thereof, or if said insurance proceeds to Landlord are not so adequate, as determined by the Landlord, the Landlord, at its option (to be exercised within ninety (90) days from the date of such damage or destruction), may terminate this Lease. The Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made only if the Demised Premises are untenantable, such proportionate reduction to be based upon the extent that the Demised Premises, or part thereof, may be untenantable and for the period that said premises, or part thereof, may be untenantable and no such rent reduction shall be allowed by reason of inconvenience, annoyance or injury to the Tenant's business because of such damage or destruction, or the necessity of repairing any portion of the Building, or the making of such repairs, and the Landlord shall not be liable to the Tenant because of such inconvenience, annoyance or injury. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions shall govern and control in lieu thereof.


    SECTION 17.02 Landlord shall not be responsible to Tenant for any loss or theft of property in or from the Demised Premises, or for any loss or theft or damage of or to any property left with any employee of Landlord, however occurring. Landlord shall not be liable for any damage caused by water, rain, snow or ice, or by breakage, stoppage or leakage of water, gas, heating, air-conditioning, sewer or other pipes or conduits, or arising from any other cause, in, upon, about or adjacent to the Demised Premises, or the Building.


                                      ARTICLE 18

                                     ESCALATIONS

    SECTION 18.01 The Tenant hereby agrees to pay, as additional rent, a pro rata portion of the amount by which any of each of the yearly "building operating costs" incurred by the Landlord during each year occurring during the term of this Lease, commencing January 1, 1994, exceed the cost of each said respective building operating cost incurred by the Landlord during the period January 1, 1993, through December 31, 1993, (the "Operating Year"). The Tenant's pro rata portion of said amount shall equal the percentage which the rentable area (as herein defined) of the Demised Premises bears to the rentable area of the Building or, if applicable, buildings in the Park (said allocation of costs to be fair and equitable, in accordance with and in proportion to the gross square footage of the Building so that each building in the Park bears, in proportion to its respective size, its proportionate share of said cost(s),** as determined in good faith by the Landlord's architect. A "Building operation cost"***, **** shall be defined to include the cost to the Landlord of all utilities, fuel, janitorial services for common areas, janitorial services for the Demised Premises ("interior cleaning"), lighting of common areas, insurance, snow plowing, security, landscaping, repairs to the heating, ventilating and air conditioning system servicing the Demised Premises and the Building, elevator maintenance, refuse removal, recycling costs, roof repairs,
* maintenance and service (including but not limited to service contracts) of security/safety equipment and automatic/electronic and/or magnetic exterior entrance door locking devices and real estate taxes and other municipal services rendered by the appropriate municipal authorities or quasi-governmental authorities payable by the Landlord and allocable to the buildings and the land on which the buildings stand and adjacent land owned by the Landlord which is part of the Park. The Landlord, in good faith, shall conclusively determine the amount of each such yearly building operating cost(s) and once each year during the term, commencing on January, 1996 shall notify the Tenant, in writing, of additional rent payable on account of its pro rata portion of any such increases of each said building operating cost(s) from the preceding operating year, together with an itemized statement thereof. For a period of one year after said notification, Tenant shall have the right to inspect the Landlord's cost records at the office of the Landlord. Thus, in January ___, 1996, the Landlord shall notify the Tenant of additional rent payable on account of its pro rata portion of the increase, if any, of any such costs for the preceding operating year over the year January 1, 1994, through December 31, 1994. The portion of such additional rent allocable to the months of the then current calendar year (including the month in which such notice is received) which have then elapsed (computed on the basis of one-twelfth of the Tenant's pro rata portion of such increase for each elapsed month) shall be due and payable to the Landlord forthwith; thereafter, the Tenant shall pay, without invoice, on the first day of each succeeding month one-twelfth of its pro rata portion of such increase until the expiration of the term. In each of the next following years, if the Landlord notifies the Tenant of further additional rent payable on account of its pro rata portion of any further increase of any such costs during the prior calendar year, such further additional rent shall be payable in like manner; namely, the Tenant's pro rata portion of such further increase allocable to the elapsed months of the then current year shall be payable forthwith by the Tenant, and one-twelfth of the Tenant's pro rata portion of such further increase shall be payable on the first day of each succeeding month until the expiration of the term. [*"Roof repairs" shall apply only to reasonable repair and expense expenditures reasonably a part of ongoing maintenance and shall not apply to roof "replacement" or other such items.] [**based upon 90% occupancy of the Building] [***Said "Building operating costs" shall be reasonable and, to the extent performed by Landlord, shall be at costs which will not exceed what would be charged by third party vendors/contractors for similar services.] [****"Building operating cost" will include items capitalized by Landlord but such repairs shall apply only to reasonable repair and expense expenditures reasonably a part of ongoing maintenance and shall not apply to replacement or such other items. Provided, however, "capitalized items" shall not be deemed to include (and therefore shall be part of building operating costs) HVAC compressors, condensing units, fan motors, accumulators or dryers.]


         Computations relating to the increases in real estate taxes shall be computed on and as if the Building is fully assessed as a completed building at 90% occupancy prior to or at the commencement of the Operating Year and in such event it is agreed that during any such lease year when the Building is less than fully assessed as a completed building, for the purpose of calculating real estate tax escalation charges, the tax RATE(S) existing during the Operating Year shall be applied to the final assessment AS IF the Building had been fully assessed during the Operating Year. The resulting amount(s) shall be used for calculating real estate tax escalations pursuant to this Article.

    SECTION 18.02 For purposes of the Lease, real estate taxes shall be defined as follows: (i) all real estate taxes, including but not limited to town, county and school taxes payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, including any extension period hereof, but exclusive of penalties or discounts, on the Building or the Park to the extent reasonably allocable to the Building; (ii) any taxes which shall be levied in lieu of the taxes described in (i) above; (iii) Pure Waters charges, sewer district charges and any assessments (special or otherwise) made against the Building and/or the Park which shall be required to be paid during the calendar year or fiscal year in respect to which they are being determined, (iv) any water pollution charges, (v) and any other governmental real estate taxes, levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen which may be assessed, levied or imposed upon all or any part of the Building and/or the Park, and (vi) the reasonable expense of contesting the amount or validity of any such taxes, charges or assessments, such expense (including reasonable attorneys' fees) to be applicable to the period of the item contested.

    SECTION 18.03 Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Demised Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Demised Premises other than those furnished and paid for by Landlord, if nonpayment thereof shall give rise to a lien on the real estate, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property, or upon Tenant's occupancy of the Demised Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the furnishings, equipment or personal property.

    SECTION 18.04 Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise, surcharge and/or assessment (other than a tax on net rental income or franchise tax) upon or against the rents payable by Tenant to Landlord, or upon or against the Building, the Building Common Areas, either by way of substitution for or in addition to any existing tax on land or buildings or otherwise, Tenant shall be responsible for and shall pay Tenant's pro rata of such tax, excise, surcharge and/or assessment.

    SECTION 18.05 Should any alteration or improvement performed by Tenant, during the term of this Lease, cause an increase in assessment, Tenant shall pay to Landlord the cost of all taxes resulting from such increase in assessment. Any amount paid separately hereunder by Tenant to Landlord shall be in addition to any amounts paid by Tenant pursuant to Section 18.02 above.

    SECTION 18.06 Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state, or federal, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises'; provided, however, that if at any time during the term of this Lease or any renewal thereof there shall be levied, assessed and imposed, (i) a municipal, state or federal tax, assessment, levy, imposition or charge, wholly or partially as a capital levy, sales tax, use tax, excise tax or other tax or charge, on the rents received by Landlord from the Demised Premises, or (ii) a license fee measured by the rent payable by Tenant under this Lease, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based (to the extent that such tax, assessment, levy, imposition or charge would be payable if the Demised Premises were the only property of Landlord subject to such taxes, assessments, levies, impositions or charges) shall be paid by Tenant within ten (10) days after receipt of an invoice therefor from Landlord.

                                      ARTICLE 19

                         PURE WATERS, POLLUTION AND SEWERAGE

    SECTION 19.01 Tenant shall be responsible for and pay upon being billed therefor by Landlord with Landlord, upon Tenant's written request, exhibiting receipted bills for the charges, Tenant's pro rata share defined for the purpose of this paragraph to be that proportion that Tenant's rentable area (which shall include Tenant's pro rata share of the INTERIOR hallways, if any, but which shall not be deemed to include the entrance lobby) bears to the total rentable area of the Building, of all water, Pure Waters District charges, pollution charges and sewerage charges assessed against the Building for water and sewerage consumed in, about or for the benefit of the Building including the land immediately surrounding the Building.

                                      ARTICLE 20

                           SURVIVAL OF TENANT'S OBLIGATIONS

    SECTION 20.01  The obligation of Tenant to pay the charges referred to in
Article 18 and 19 of this Lease that accrue during the term of this Lease shall survive the expiration or early termination of this Lease.

                                      ARTICLE 21

                            ENTIRE AGREEMENT, TIME OF THE

                                ESSENCE AND NONWAIVER

    SECTION 21.01  This Lease contains all the agreements of the parties.
There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease. This Lease may not be modified except by written instrument duly executed by the parties hereto. Receipt of rent with knowledge of a default by the Tenant will not condone, forgive or waive such default. Failure by the Landlord to enforce any of the provisions hereof for any length of time shall not be deemed a waiver of its rights set forth in this Lease, but such waiver may only be made by instrument in writing and signed by the Landlord. Time is of the essence with respect to all payments and performances required of the Tenant by the provisions of this Lease.

                                      ARTICLE 22

                             INDEMNIFICATION OF LANDLORD

    SECTION 22.01 Tenant shall indemnify, defend and save Landlord harmless from and against any and all loss, liability, damage or expense including reasonable attorneys' fees ("reasonableness shall be based upon the amount of time and effort expended by the attorneys without regard to the amount in controversy) suffered or incurred by Landlord because of (i) the negligence of Tenant, or Tenants' agents, contractors and employees, (ii) any act or occurrence in the Demised Premises, unless caused by the negligence of Landlord, its agents, contractors or employees, or the intentional act of Landlord (iii) judgments, citations, fines or other penalties rendered or assessed against Landlord (with the exception of any claims under any worker's compensation laws) as a result of Tenant's failure to abide by and to undertake the duty of compliance on behalf of Landlord with all federal, state and local laws, safety and health regulations relating to the interior and other portions of the Demised Premises which Tenant has assumed the duty to maintain pursuant to this Lease, provided that Landlord agrees to give Tenant prompt notice of any such violation asserted by any government agency, and (iv) any and all claims and liabilities which may arise out of or be connected with any improvements, alterations and additions undertaken by Tenant with regard to the Demised Premises including any liens for labor and material arising from such work.

    SECTION 22.02 (a) Except as provided in Section 22.02(b) hereof, Landlord shall indemnify Tenant against loss, liability or damages to third parties as a result of any personal injury, death, or property damage that occurs in the Common Area solely as a result of the negligence of the Landlord, its agents, servants or employees.

    (b) The indemnity shall not apply to loss, liability or damages with respect to vehicles except for vehicles owned or operated by Landlord, Landlord's employees, or Landlord's agents; to loss, liability or damages with respect to arrests or apprehensions in the Common Area; to loss, liability or damages with respect to products; claims under Workers' Compensation laws; or loss, liability or damages caused by the negligence of Tenant or its agents, servants or employees.

    (c) Landlord shall have the sole right to and shall defend any lawsuits with respect to claims for loss, liability or damage against which the indemnity provided in Section 22.02(a) applies and pay any judgments which result from the lawsuits. "Lawsuits" include arbitration proceedings and administrative proceedings and all other governmental and quasi-governmental proceedings. "Liabilities" include the fees and disbursements of attorneys and witnesses.

                                      ARTICLE 23

                               NONDELIVERY OF PREMISES

    SECTION 23.01 In the event of the failure of the Landlord to deliver possession of the Demised Premises at the time of the commencement of the term of this Lease, neither the Landlord nor its agents shall be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable, but in such event the Tenant shall not be liable for any rent until such time as the Landlord can deliver possession. See Rider 1, Paragraph 5

                                      ARTICLE 24

                                  SECURITY DEPOSIT*

         [*See page 26A attached hereto and made a part hereof.]

    SECTION 24.01 Tenant has deposited with Landlord the sum of $8,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including but not limited to the payment of rent, Landlord may, at its option, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any sum as to which Tenant is in default or for any sum which Landlord may expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned, without interest to Tenant after the date fixed as the end of the

Lease and within a reasonable time after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of the land and/or Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

    Notwithstanding the terms and provisions of Article 24 above, Tenant shall not be required to deposit the said security deposit referred to therein unless the Demised Premises, or a portion thereof, have been sublet or this Lease has been assigned. Notwithstanding anything herein to the contrary, no such sublet or assignment shall be effective until and unless Landlord has received the said security deposit.

                                      ARTICLE 25

                                WAIVER OF SUBROGATION

    SECTION 25.01 Notwithstanding anything in this Lease contained to the contrary:

                   Landlord shall insure the Building and Tenant shall insure the Demised Premises and its fixtures and contents, against fire and other cases included in standard extended coverage by policies which shall include a waiver by the insurer of all right of subrogation against Landlord or Tenant, their officers, directors, employees, invitees, and in case of Tenant, its subtenants, in connection with any loss or damage thereby insured against. Neither party, nor its officers, directors, employees, agents or invitees, nor, in case of Tenant, its subtenants (if Tenant shall have sublet in accordance with the terms herein), shall be liable to the other for loss or damage caused by any risk covered by such insurance. If the release of either Landlord or Tenant, as set forth in this paragraph, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

                                      ARTICLE 26

                                      BROKERAGE

    SECTION 26.01 Tenant and Landlord represent and warrant that they have dealt with no broker, agent or other real estate sales person in connection with this Lease other than Re/Max Commercial Properties, David Wallace, Broker, the commission to which shall be paid by Landlord, and that, other than as herein expressly set forth, no broker, agent or such other person brought about this transaction. Tenant and Landlord agree to indemnify and hold each other harmless from and against any claims by any other broker, agent or other real estate sales person claiming a commission or other form of compensation by virtue of this Lease or of having dealt with Tenant or Landlord with regard to this leasing transaction and should a claim for such commission or other compensation be made it shall be promptly paid or bonded by the party who has dealt with the person or entity making such claim. The provisions of this Article shall survive the termination of this Lease.

                                      ARTICLE 27

                                    FORCE MAJEURE

    SECTION 27.01 Except as otherwise provided in this Lease and except as to the payment of rent or other monies due under this Lease neither party shall be responsible for delays or inability to perform its obligations hereunder for causes beyond the control of such party including acts of other tenants, governmental restriction, regulation or control, labor dispute, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, or fire or other casualty.

                                      ARTICLE 28

                               MISCELLANEOUS PROVISIONS

    SECTION 28.01 No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit or after final judgment for possession of the Demised Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

    SECTION 28.02 No waiver of any default of Tenant or of Landlord hereunder shall be implied from any omission by Landlord or Tenant, as the case may be, to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

    SECTION 28.03 The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability from events which occur after the date of transfer. Any such release of Landlord under this paragraph shall become effective only at such time Landlord's transferee is deemed to be bound to the terms and provisions of this Lease. It is agreed, however, that Landlord shall reimburse Tenant for any overpayments of rent made by Tenant prior to the assignment and any prepayment of rent for months subsequent to the assignment.

                                      ARTICLE 29

                                ESTOPPEL CERTIFICATES

    SECTION 29.01 Landlord and Tenant agree that from time to time upon not less than five (5) days prior request of the other, to deliver to the party making the request a statement in writing (the "Certificate") certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect and modified and identifying the modifications), (b) the dates to which the rent and other charges have been paid, and (c) that, so far as the person making the certificate knows, the other party is not in default under any provision of this Lease, or if such were not to be the fact, then certifying such default of which person making the certificate may have knowledge. It is agreed that the certificate may be relied upon by the party requesting it or by any other person to which it may be exhibited or delivered. The contents of the certificate shall be binding on the party on behalf of which it shall have been executed.

                                      ARTICLE 30

                                   QUIET ENJOYMENT

    SECTION 30.01 The Landlord covenants and agrees that the Tenant on paying said rent and performing the covenants aforesaid shall and may peaceably and quietly hold and enjoy the said Demised Premises for the term aforesaid.

                                      ARTICLE 31

                                      EXECUTION

    SECTION 31.01 This Lease shall not be binding and in effect until a counterpart hereof has been executed and delivered by the parties each to the other.


                                      ARTICLE 32

                               PROVISIONS BINDING, ETC.

    SECTION 32.01 This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns (provided that this Lease shall not inure to the benefit of any assignee pursuant to an assignment which is not in compliance with the terms of this Lease).

                                      ARTICLE 33

                             INVALID PROVISIONS SEVERABLE

    SECTION 33.01 If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                      ARTICLE 34

                                RENTABLE AREA DEFINED

    SECTION 34.01 "Rentable area", as referred to herein, shall be defined as follows:

              a. If the Demised Premises consist of the entire Building (single Tenant building), then the rentable area shall be calculated by measuring from the outside face of the exterior walls of the said Building; or

              b. If the Demised Premises consist of less than an entire Building (multi-tenant building), then the rentable area shall be calculated by measuring from the outside face of all perimeter exterior walls to the center line of Tenant separating walls, shall include the area of the "vestibule" entrance area to the Demised Premises, and include a proportionate share of the common halls, lobbies, public bathrooms, stairwells and elevator core (if any) of the Building; but said proportionate share shall not increase the rentable square footage calculated as aforesaid by an amount greater than 10%.

                                      ARTICLE 35

                               PRONOUNS INTERCHANGEABLE

    SECTION 35.01 Feminine, neuter and masculine pronouns, the plural and the singular, shall be construed to be and shall be interchangeable, in any place or places herein in which the context may require such interchange.

                                      ARTICLE 36

                                        RIDER

    SECTION 36.01 In the event there are Riders and/or Exhibits attached hereto they shall be deemed a part hereof and in any case where the provisions of any said Rider and/or Exhibits shall conflict with or be contrary to the provisions contained in this, the main portion of this Lease Agreement, the provision of said Rider(s) and/or Exhibits shall control.

                                      ARTICLE 37

                             LATE CHARGE: ADDITIONAL RENT

    SECTION 37.01 All rental payments, any additional rent herein and any and all payments due under the provisions of this Lease Agreement from Tenant, unless herein otherwise specifically referred to, shall be received by Landlord no later than 4:00 p.m. on the 1st day of each month (in the case of rent and additional rent) or within fifteen (15) days of being invoiced therefor, whichever is applicable, after which there shall be a 5% late charge calculated on the amount then due. In the event, however, that said late charge were to exceed that permitted by law, the said charge due hereunder shall immediately and automatically be reduced to the maximum then permitted by law. Any charges or payments due to Landlord from Tenant arising out of the terms and provisions of this Lease or as the result of Tenant's occupation of the Demised Premises, including but not limited to services, labor or materials furnished or performed at Tenant's request; shall be deemed additional rent hereunder and shall be deemed due and payable within fifteen (15) days after a statement is rendered therefor.

                                      ARTICLE 38

                                    ARTICLE TITLES

    SECTION 38.01 The Article titles are inserted as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

                                      ARTICLE 39

                                  INTERIOR CLEANING

    SECTION 39.01 Landlord agrees to provide cleaning services ("interior cleaning")* for the cleaning of the interior of the Demised Premises in accordance with Exhibit C which is attached hereto and made a part thereof. [*included as part of "rent" in Section 2.01 above (subject to increase in accordance with the provisions of Article 18 above).]

                                      ARTICLE 40

                                    MISCELLANEOUS

    SECTION 40.01 This Lease Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and without the aid of any canon, custom or rule of law requiring construction against the draftsman. Landlord and Tenant hereby submit to personal jurisdiction in the courts of the State of New York for the enforcement of their respective obligations hereunder, and Landlord and Tenant each waives any and all personal rights under the law of any other state or country to object to jurisdiction within the State of New York for the purposes of an action to enforce such obligations and the venue for any such actions shall be in Monroe County, New York.

                                      ARTICLE 41

                              PROVISIONS, BINDING, ETC.

    SECTION 41.01 The conditions, covenants and agreements in this Lease contained to be kept and performed by the parties hereto shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successors and assigns. This Section shall not be construed to permit any assignment or subletting, unless otherwise permitted in this Lease, without Landlord's consent. The term "Landlord" as used in this Lease means only the owner for the time being of the land and building (or the owner of a Lease of the building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and building or of said Lease, or in the event of a Lease of said, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parities or their successors in interest, or between the parties and the purchaser, at any such sale, or the said Tenant of the building, provided that the purchaser or tenant of the building as of the date of such purchase or lease has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

                                      ARTICLE 42

                                   CORPORATE TENANT

    SECTION 42.01 If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers are duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

                                      ARTICLE 43

                                  LANDLORD'S CONSENT

    SECTION 43.01 If at any time during the term of this Lease or any renewal thereof, Landlord is requested to give its consent and Landlord delays in granting its consent or determines to withhold such consent, the sole remedy of Tenant shall be equitable action to compel Landlord to give its consent. Landlord shall not be liable for any loss, liability, damage or expense, including attorney's fees that Tenant may suffer or incur as a result of Landlord's delay in granting such consent or in the event a court subsequently determines that such consent was unreasonably withheld, or as a result of or in connection with Tenant's action to compel Landlord to give its consent as herein provided.* [*In the event the Landlord withholds its said consent and there is disagreement between Landlord and tenant as to whether or not Landlord's said refusal is reasonable, then the matter of Landlord's reasonableness in so refusing shall be submitted to binding arbitration in accordance with the Rules of the American Arbitration Association.]

    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the date first above written.


                                       PERINTON HILLS



                                            By: /S/  Charles N. Mills
                                                -----------------------------
                                                Charles N. Mills, General
                                                  Partner

                                       EMCO MOTOR HOLDINGS, INC.



Date:  4-13-94                              By: /S/  E.P. Mager
                                                -----------------------------
                                                (Name and Title)

STATE OF NEW YORK    )

                    ) SS:

COUNTY OF MONROE     )

    On the 13th day of April, 1994, before me personally came CHARLES N. MILLS, to me known, who being by me duly sworn, did depose and say that he resides at Rochester, New York; that he is the General Partner of PERINTON HILLS, the Limited Partnership described in and which executed the foregoing instrument.

                                                 /s/ Debra Ann Motabito
                                                 -----------------------------


STATE OF NEW JERSEY  )
                     ) SS:
COUNTY OF HUDSON     )

    On the 11th day of April, 1994, before me personally came EZRA P. MAGER to me known, who, being by me duly sworn, did depose and say that he resides at 585 Route 440, Jersey City, NJ 07304 that he is the President of EMCO MOTOR HOLDINGS, INC. the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation; that the0 seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.

                                                 /S/ Ellen K. Shyne
                                                 -----------------------------

STATE OF             )

                     ) SS:

COUNTY OF            )

    On the ______ day of ________, 19___, before me personally came _______________________________________________________ to me known and known to me to be the individual described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.

                                                 ______________________

                                      EXHIBIT B
                              TO LEASE AGREEMENT BETWEEN
                                    PERINTON HILLS
                                         AND
                              EMCO MOTOR HOLDINGS, INC.

    The Demised Premises shall be completed by Landlord or Tenant, as the case may be, as hereinafter designated:
         A. Work to be completed by the Landlord at Landlord's sole cost and expense ("Landlord's Work"):

              1. Interior finish of walls shall be gypsum wallboard taped and finished with two (2) coats flat wall paint with one color through-out;

              2. All floors shall be carpeted with standard 26 oz. carpet. Color to be chosen by Tenant from Landlord available colors. Matching 4" vinyl base;

              3. Ceiling shall be 2'x2' tegular tile, glacial finish lay-in panels in exposed metal tee grid;

              4. Interior partitioning* shall be as shown on Exhibit A which will be attached hereto and made a part hereof;** [*Landlord, at its sole cost and expense, will provide 1/2 inch soundboard (and "friction fit" cavity insulation) on three offices and a conference room. The offices are to be selected in writing within three (3) days of the execution hereof by Tenant. Further, Landlord shall supply, at its expense, a refrigerator (with a freezer compartment), sink with hot and cold running water and a microwave oven.] [**which Tenant agrees to supply utilizing Landlord's architect at Landlord's expense.]
                   Partitions shall be 2"x3-5/8" studs 24 o.c. with 1/2" gypsum wallboard, both sides, taped and finished. Partitions shall be complete with flush wood, solid core oak veneer doors, frames, trim and Schlage (or equal) hardware;

              5. Heating and air conditioning - Subject to Article 7 in the main body of this Lease Agreement, Landlord shall provide air conditioning and heating of the Tenant space;


              6.   Electrical:

              -Lighting - Subject to any applicable law, statute, ordinance or regulation, Landlord shall provide recessed flourescent light providing an average of 60 foot candles. Light fixtures shall be 2'x4' 3-tube, "deep cell" parabolic fixtures;
              -Outlets - Up to 69 wall-mounted 110 volt 20 amp duplex convenience outlets (non-dedicated). There shall be 12 outlets per circuit.

              7. Landlord shall supply a sink with hot and cold running water and a base cabinet.

         B. "Tenant's Work" shall supplement that work to be performed by Landlord (herein referred to as "Landlord's Work") as set forth in Subparagraph A above of this Exhibit B. Any alterations, additions or improvements which are in addition to said Landlord's work which Tenant desires to make in the Demised Premises either before or after the commencement date of this Lease, shall be performed by Tenant at its sole cost and expense, shall require written approval from Landlord and shall be herein defined as "Tenant's Work". Tenant, at its sole cost and expense, shall perform all labor, services and management and furnish all labor, material, plans and equipment necessary to complete, in a good, substantial and approved manner, the work herein described and shall bring the Demised Premises to a finished condition for the conduct of Tenant's business therein. All of Tenant's work, even if such work is performed prior to the commencement of the term of this Lease, shall be performed subject to and in accordance with all of the terms and provisions of the Lease including but not limited to the terms and provisions of Article 5, Article 11, Article 12, Section
    14.09 and Section 22.01 and, additionally, shall include the following work, labor, services and material and, as the case may be, shall be subject to the following general conditions:

         1. All additional interior partitions, door bucks, doors and finish hardware;

         2. All architectural millwork including cabinets, counters, vanities, shelving, paneling and decorative millwork required;

         3.   Any ventilating work required (other than noted in "A.5" above);

         4. All electrical work required (other than noted in "A.6" above) and all telephones and installation of equipment;

         5.   Interior furniture, furnishings, office equipment, etc.;

         6. Interior Signs - All interior signs shall be installed at the sole cost of Tenant with only one interior sign being permitted on the entrance doorway, which sign shall be furnished and installed by Landlord in accordance with the specifications furnished by Landlord at the expense of Tenant not to exceed $350.00;

         7.   All other work not listed under subparagraph A above;


         8. All foregoing work shall be in accordance with local building codes and regulations;

         9. Tenant shall, at its own expense, comply with all applicable statutes, ordinances, rules, orders, laws, regulations and recommendations of any governmental or quasi-governmental bureau, agency, board or department and their authorized agents which have jurisdiction over Tenant's Work, and, with respect to the prevention of fire and the exposure to liability risks, of the Board of Fire Underwriters, Rating Board and Landlord's and Tenant's insurance companies. Tenant shall apply for, pay all fees for, and obtain all necessary permits, licenses and certificates required by Tenant's Work. A copy of same shall be delivered to Landlord and shall be posted in a prominent place within the Demised Premises before Tenant commences its work;

         10. Tenant shall perform its work so as to cause no interference with the completion of Landlord's Work or other tenants' work;

         11. All materials furnished or incorporated in Tenant's Work shall be new, unused, and of the quality and characteristics customarily used in first class work of similar nature and character;

         12. In fulfillment of its obligations pursuant to Article 11, and in addition, to the insurance coverage required by Article 11 of this Lease and the provisions of this Exhibit B, Tenant shall carry and cause its contractors, subcontractors, etc. to carry in the course of and in connection with "Tenant's Work", at its/their own expense, and shall name Landlord and such other entities and persons designated by Landlord as additional insured, the following insurance coverages in the following amounts:

              a. Comprehensive General Liability including completed operations, explosions, collapse and underground operations, if any; broad form property damage including completed operations, protective liability, contractual liability and indemnity:

                   $1,000,000 (single limit)    -  Bodily Injury
                                                    and Property
                                                    Damage

              b. Personal Injury (with employment exclusion deleted and contractual exclusion deleted):

                   $1,000,000                   -  Occ________
                                                    [Illegible] and
                                                    A________ [Illegible]

              c.   Auto Liability (including non-owned and hired vehicles):
                   $500,000 (single limit)      -  Bodily Injury
                   $250,000                     -  Property Damage

              d. Statutory Worker's Compensation, Employer's Liability and Disability Benefits:
                   Unlimited
                   Excess Liability, Umbrella Form:
                   $5,000,000
         and any other special insurance as required by Landlord so as to fully protected Landlord against loss or damage throughout the period during which the Tenant's work is being performed.

              e. All of such insurance shall be written by a casualty insurance company authorized under the laws of New York State, and satisfactory to the Landlord. Tenant and said contractors shall furnish Landlord, prior to commencement of Tenant's Work, certificates and certified copies of such policies showing that the said insurance will not be cancelled or changed until after at least thirty (30) days' written notice to Landlord. In the event of the failure of Tenant and/or said contractors, to furnish and maintain such insurance, Landlord shall have the right to procure and maintain the said insurance for and in the name of the Tenant and/or said contractors, and Tenant agrees to pay the cost thereof and to furnish all necessary information to permit Landlord to procure and maintain such insurance for the account of the Tenant and/or said contractors. The cost of such policies shall be paid by Tenant to Landlord as additional rent upon demand. Compliance by Tenant with the foregoing requirements to carry insurance and furnish certificates shall not relieve Tenant from liability under any provisions of this Lease.

         13. Tenant shall submit complete drawings and specifications for all work to be performed by Tenant for Landlord's approval, prior to the start of such work.

                                       RIDER 1
                              TO LEASE AGREEMENT BETWEEN
                                    PERINTON HILLS
                                         and
                              EMCO MOTOR HOLDINGS, INC.

    1. Provided Tenant shall have given Landlord not less than six (6) months' prior written notice thereof, and further provided Tenant is not in default* in any of the terms and provisions herein, Tenant shall have an option to terminate this lease effective April 30, 1997. [* material]

    2. The annual rental referred to in Section 2.01 above shall include an allowance for electric and gas consumption (heat, light, air conditioning and power for the Demised Premises and Tenant's pro rata share of the common areas of the Building and the parking lot serving the Building) in the amount of $4,103.04 per year ($.60 x 6839 r.s.f. = $4,103.04). Tenant's said pro rata share shall be determined by multiplying the cost thereof by a fraction - the numerator of which shall be its rentable square foot area (6839 r.s.f. at the commencement of the demised term) and the denominator of which shall be the total rentable square footage of the Building (15,583.77 r.s.f.). Tenant, at its cost and expense, shall install a separate electric and, if applicable, gas meter, to meter the electrical (and gas, etc.) consumption of the Demised Premises.

    3. Unless caused by the negligence of Tenant, Tenant's employees, contractors, representatives or agents, in the event Landlord fails to deliver the services referred to in Article 7 above and in the event said failure to deliver said services to the Demised Premises is of such an extent that it is unreasonable for Tenant to conduct its business and if such condition continues for a period of twenty-one (21) consecutive days from the date of said interruption, then, in that event, Tenant shall have the option of terminating this Lease Agreement by giving ten (10) days written notice thereof to Landlord. In the event said interruption of service is cured prior to the end of said ten (10) day period, Tenant's said notice shall be deemed null and void and of no force or effect. In the event the said interruption of service is not so cured prior to the end of the said ten (10) day period, the demised term will expire at the end of the said ten
(10) day period as if the said date were the original expiration date herein referred to.

    4. Except in cases of emergency, notwithstanding the terms and provisions of Section 10.01 above, Landlord shall not enter the Demised Premises without having first given Tenant reasonable advance oral notice thereof. An emergency shall be defined to be when Landlord or Landlord's employees reasonably believe that damage to person or property may result unless such entry is made.

    5.   A.   Subject to events beyond Landlord's control or for delays caused by the action or inaction of Tenant, Tenant's employees, agents, contractors or representatives, in which event the date referred to below of May 16, 1994 shall be extended one day for each day said condition continues, in the event the Demised Premises are not "ready for occupancy" by June 1, 1994

Tenant may terminate this Lease by giving Landlord ten (10) day's written notice thereof. If, however, the Demised Premises are "ready for occupancy" prior to the end of the said ten (10) day period, the said notice shall be null and void and of no force or effect. Notwithstanding the foregoing, unless delayed by the action or inaction of Tenants, employees, representatives, contractors, etc., in the event the Demised Premises are not "ready for occupancy" by July 1, 1994, Tenant may terminate this Lease by giving Landlord written notice thereof on or before July 5, 1994. Upon said notice, neither party shall have any further obligation to the other.

         B. The term "ready for occupancy" shall be defined to mean that the Demised Premises have received valid certificates of occupancy; that the Demised Premises have been professionally cleaned and are free of trash or debris; and that the Demised Premises have been finished in accordance with the provisions of the Lease, subject only to minor "punch list" items which do not separately or in the aggregate materially affect Tenant's use and occupancy of the Demised Premises. Notwithstanding the foregoing, the term "ready for occupancy" shall refer only to Landlord's work and if no certificate of occupancy has been issued as the result of the action or inaction of Tenant, its representatives, agents, employees or contractors than the requirement of the issuance of a certificate of occupancy as herein referred to shall be deemed waived.

    6. In reference to the terms and provisions of Article 13 of the Lease, Landlord agrees to use its best efforts to secure on agreement from the mortgagee (and any future lenders) of the Building of which the Demised Premises form a part which provides that in the event of a foreclosure by the lender of any said mortgage, Tenant's possession of the Demised Premises will not be disturbed provided Tenant is then and continuously thereafter is in full compliance with all of the terms, covenants and conditions herein contained. Tenant shall be responsible for the payment of any fee charged by said lender for the said agreement.


                                             PERINTON HILLS


                                             By  /s/ Charles N. Mills
                                                 -----------------------------
                                                 Charles N. Mills,
                                                 General Partner


                                             EMCO MOTOR HOLDINGS, INC.


                                             By  /s/
                                                 -----------------------------

                                RULES AND REGULATIONS



1.  WINDOW COVERINGS

    No window coverings will be installed except "free hanging" (i.e. no "ties", "tie backs", etc.) draperies in white or LIGHT beige and fully lined in white. In addition Tenant may have horizontal, narrow slat "Levolor" blinds in the color "alabaster" and installed inside the window frame.

2.  CARPET PROTECTORS

    Carpet protectors must be used beneath all "swivel" type chairs.

3.  GARBAGE AND TRASH REMOVAL

    All garbage and trash must be removed on a daily basis. It may be placed in the dumpsters provided by Landlord for that purpose. Landlord will not be responsible for or accepting unusual amounts of rubbish not associated with normal daily trash/rubbish requirements of a typical corporate office. All boxes, etc. shall be "broken down" by Tenant before removal.

4.  LIGHTS, ETC.

    All lights, typewriters, coffee makers, etc., must be turned off when the Demised Premises are not in use.

5.  "AFTER HOURS" USE

    When using the Demised Premises after normal working hours or on weekends, Tenant, if the last one leaving the building, shall not leave the building without first locking the entrance doors and, during said times, IF PRACTICAL will keep the said doors locked while inside the Demised Premises.

6.  COMMON AREAS

    The sidewalks, entrances, passages, vestibules, stairways, corridors and public parts of the Building of which the Demised Premises form a part shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Demised Premises.

7.  MOVE-IN

    All moving of furniture and/or equipment, files, etc. from or to the Demised Premises shall be coordinated with Landlord. All carpets shall be protected with a hard surface (e.g. plywood, masonite, etc.) throughout the entire area of the move including all lobby carpets and all carpets within the Demised Premises. Tenant shall use only movers who are insured in accordance with Landlord established regulations (not less than $1,000,000 single limit for liability and property damage) and, Landlord and such other entities as Landlord designates shall be named as additional insured and appropriate certificates evidencing said insurance shall be furnished to Landlord prior to any said moving. Tenant/mover shall protect ALL door openings, etc. with appropriate coverings to prevent damage and Landlord shall be given adequate notice to allow Landlord to install "pads" in the elevator, if applicable. All said moves shall be Monday through Friday between the hours of 9:00 a.m. and 4:30 p.m. but not on recognized national holidays.

8.  SIGNS

    No sign or lettering shall be affixed by Tenant on any part of the outside of the Demised Premises (including but not limited to the entrance door and glass sidelight) or any part of the inside of the Demised Premises so as to be clearly visible from the outside of the Demised Premises. However, Tenant shall be permitted to have the identification signs on the entrance door, lobby directory and outside directory in a style and color permitted by Landlord at Landlord's sole discretion.

9.  WINDOWS

    Except for the "window coverings" referred to in Paragraph 1 above, the windows in the Demised Premises shall not be covered or obstructed by Tenant nor shall any bottles, parcels or other articles be placed on the windowsills.

10. NOISE

    Tenant shall not make or permit to be made, any unseemly or disturbing noises or interfere with other tenants or those having business with them.

11. LOCKS AND KEYS

    No additional locks or bolts of any kind shall be placed upon any of the doors by Tenant and Tenant shall, upon the termination of this tenancy, deliver to Landlord all keys to any space within the Building either furnished to or otherwise procured by Tenant. If more than two (2) keys for one lock are desired, Landlord will provide the same upon payment by Tenant.

12. HEAVY EQUIPMENT


    Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof to prevent any unusual condition from arising. Business machines and other equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent unreasonable vibration, noise and annoyance.

13. HEATERS/EXTENSION CORDS

    Tenant shall not use ANY electrical extension cords or space heaters.

14. PARKING

    All parking areas in or about the Building provided by Landlord shall be subject to the exclusive control and management of Landlord. Tenants, their employees, agents and visitors shall park only in areas designated by Landlord from time to time. No overnight parking is allowed in any of the parking lots without the prior written consent of Landlord which Landlord may withhold in its sole discretion. In the event Landlord permits overnight parking, Tenant shall be responsible for moving said vehicle every 24 hours if requested by Landlord and Landlord shall not be responsible for the accumulation of snow around said vehicle as the result of snowplowing occurring after normal business hours.

15. NON-SMOKING BUILDING

    In accordance with the applicable Monroe County ordinances and Landlord established regulations, there shall be no smoking in the Demised Premises or the Building.

                                      Exhibit C

                           INTERIOR CLEANING SPECIFICATIONS

    DAILY
    Dusting:            All horizontal surfaces, including desks and other
                   personal areas when cleared of papers, personal effects,
                   etc.
    Vacuuming:          Common areas and offices.
    Refuse:             Empty all containers, urns and ashtrays.
    Glass:              Clean all doors inside and out.  Remove smudges and
                   fingerprints from interior glass.
    Cobwebs:            Remove.

    WEEKLY
    Vacuuming:          Thoroughly do all offices.
    Smudges:            Remove, if reasonably possible, from doors,
                   switchplates, etc.
    Refuse:             Change liners as needed.  Remove properly separated
                   recyclables from a central location, as needed.

         The cleaning specification shall not include the removal or disposal of "medical" wastes, hazardous or toxic wastes or any other wastes which require any kind of special or unique handling disposal or treatment - all of which will be the responsibility of Tenant.

                                  GUARANTY OF LEASE

         GUARANTY OF LEASE dated this 13th day of April, 1994, given by ATLANTIC AUTO FINANCE CORPORATION, a Delaware Corporation, with an office for the transaction of business at 44 Souther Parkway, Rochester, New York, 14610 (hereinafter called "Guarantor") given to PERINTON HILLS having an address 250 WillowBrook Office Park, Fairport, New York 14450 (hereinafter referred to as "Landlord").

                                 W I T N E S S E T H:

         WHEREAS, simultaneously with the delivery of this Guaranty, Landlord is leasing to EMCO MOTOR HOLDINGS, INC. A Delaware corporation (hereinafter referred to as "Tenant"), by a Lease Agreement dated as of March 18, 1994 (hereinafter referred to as the "Lease") premises situate in Building 800, Perinton Hills Office Park, Fairport, New York, more particularly described in the Lease; and

         WHEREAS, Landlord is unwilling to enter into the Lease unless Guarantor(s) execute(s) and deliver(s) to Landlord this Guaranty; and

         WHEREAS, the execution and delivery hereof and the assumption of liability hereunder have been in all respects authorized and approved by proper corporate action on the part of Guarantor (if Guarantor is a corporation), and Guarantor has full authority and power to execute this Guaranty.

         NOW, THEREFORE, in order to induce Landlord to enter into the Lease, as aforesaid, and, further, in consideration of One Dollar ($1.00) and other good and valuable consideration paid by Landlord to Guarantor(s), receipt of which is hereby acknowledged, Guarantor(s) hereby convenant(s), guarantee(s) and agree(s) as follows:

         1. Guarantor(s) jointly and severally, hereby unconditionally and irrevocably guarantee(s) to Landlord the prompt and timely performance and observance by Tenant of all of the terms, covenants, conditions and agreements to be performed or observed by Tenant under the Lease throughout the term of the Lease, including any extension and/or renewal thereof, including, but not limited to the payment of rent and additional rent by Tenant at the times and in the manner provided in the Lease.

         2. Guarantor(s) hereby agree(s) and covenant(s) to Landlord, jointly and severally, that, if at any time during the term of the Lease or any extension and/or renewal thereof, Tenant shall default in the due and prompt performance of any of the covenants, terms, conditions and agreements contained in the Lease on the part of Tenant to be performed, Guarantor(s) shall perform such obligation and shall pay the sums to be paid thereunder in the manner and at the times therein specified and shall pay all damages that may arise as a consequence of such breach or nonperformance of any such covenant, term, condition and agreement of the Lease.

         3. Any modification of the Lease, or waiver of the performance thereunder, or the giving by Landlord of any extensions of time for the performance of any of the obligations of Tenant, or any acceptance of rent after any default of Tenant or any forbearance of the part of Landlord, or any failure by Landlord to enforce any of its rights under the Lease, or any assignment of the Lease, shall not in any way release Guarantor(s) from liability hereunder, or terminate, affect or diminish the validity of this Guaranty. Notice to Guarantor(s) of acceptance of this Guaranty, or any such modification, assignment, waiver, extension, forbearance or failure or of any default by Tenant is hereby expressly waived.

         4. In the event of any bankruptcy, reorganization, winding up or similar proceedings with respect to Tenant no limitation of Tenant's liability under the Lease which may now or hereafter by imposed by any federal, state or other statute, law or regulation applicable to such proceedings, shall in any way limit the obligation of Guarantor(s) hereunder, which obligation is coextensive with Tenant's liability as set forth in the Lease without regard to any such statutory or legal limitation. Guarantor(s) further agree(s) that the validity of this Guaranty and the obligations of Guarantor(s) hereunder shall in no way be terminated, affected or impaired by reason of the adjudication in bankruptcy of any person or entity obligated under the Lease, the filing of a petition for any relief under the Bankruptcy Act, or the death or incapacity of any of the persons constituting Guarantor(s).

         5. Guarantor(s) hereby agree(s) and covenant(s) to Landlord, that if there by any default in the performance of any of the obligations of Tenant under the Lease, upon the happening of such default or at any time thereafter, Landlord may have and maintain an action upon this Guaranty against Guarantor(s) and in like manner may have and maintain successive actions upon this Guaranty for each and every other default. Guarantor(s) expressly agree(s) that its their obligations hereunder shall not be exhausted by any such action or by any number of such successive actions until and unless each of Tenant's agreements contained in the Lease shall have been fully performed.

         6. Guarantor(s) hereby waive(s) notice of the acceptance hereof presentment, demand for payment, protest, notice of protest and any and all notices of non-payment, non-performance, or non-observance, or other proof or notice of demand.

         7. Words of any gender used in the Guaranty shall be held to include any other gender and words in the singular number shall be held to include the plural where the tense requires.

         8. Guarantor(s) agree, jointly and severally, to pay on demand Landlord's reasonable expenses, including reasonable attorneys' fees ("reasonableness shall be based upon the amount of time and effort expanded by the attorneys without regard to the amount in controversy"), incurred in enforcing any obligation of Guarantor(s) pursuant to this agreement of Guaranty.

         9. This Guaranty shall bind Guarantor(s), its their heirs, legal representatives, executors, administrators, successors and assigns, as the case may be, and shall inure to the benefit of Landlord and its successors and assign.

                                             ATLANTIC AUTO FINANCE CORPORATION



                                             By:  /s/ Richard J. Harrison
                                                 ----------------------------
                                                 Richard J. Harrison
                                                 President

STATE OF NEW YORK    )
                        SS:
COUNTY OF MONROE     )


              On the 13th day of April, 1994, before me personally came RICHARD HARRISON, to me known, who, being by me duly sworn, did depose and say that he resides at 44 Southern Parkway, Rochester, New York, that he is the President of ATLANTIC AUTO FINANCE CORPORATION, the corporation described in and which executed the foregoing instrument; that he signed the foregoing by order of the Board of Directors of said corporation.

                                                  /s/ Debra Ann Motabito
                                                  ----------------------------